Exhibit 5.1

Bridgewater Place | Post Office Box 352

Grand Rapids, Michigan 49501-0352

Telephone 616 / 336-6000 | Fax 616 / 336-7000 | www.varnumlaw.com

February 2, 2026

Cloudastructure, Inc.

228 Hamilton Avenue, 3rd Floor

Palo Alto, California 94301

Re: Registration Statement on Form S-3 of Cloudastructure, Inc.

Ladies and Gentlemen:

We have acted as counsel to Cloudastructure, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the Company’s registration statement on Form S-3 (the “Registration Statement”), relating to the registration of (i) shares of its Class A common stock, $0.0001 par value per share (the “Common Stock”), (ii) shares of its preferred stock, $0.0001 par value per share (the “Preferred Stock”), (iii) warrants to purchase shares of Common Stock or Preferred Stock (the “Warrants”), (iv) subscription rights to purchase securities registered under the Registration Statement (the “Rights”) and (v) units representing an interest in two or more securities registered under the Registration Statement (the “Units”), with an aggregate offering price of up to $150,000,000 (the Common Stock, Preferred Stock, Warrants, Rights and Units are each referred to herein as an “Offered Security,” and collectively as the “Offered Securities”) for primary offerings.

We advise you that we have also examined (i) the sales agreement prospectus to be filed, together with the Registration Statement and base prospectus included therein (the “Prospectus”), with the Commission on February 2, 2026 (the “Sales Agreement Prospectus”) relating to the sale by the Company through Maxim Group LLC, as the sales agent (the “Sales Agent”), from time to time of shares of Common Stock (the “Shares”) having an aggregate maximum offering price of up to $9,000,000 pursuant to the Registration Statement, the Prospectus, and the Sales Agreement Prospectus for the sale of the Shares included in the Registration Statement, and (ii) that certain Equity Distribution Agreement, dated as of February 2, 2026, by and between the Company and the Sales Agent (the “Sales Agreement”).

As counsel to the Company in connection with this opinion letter, we have examined such corporate records, documents, and instruments of the Company and reviewed such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein and we have examined the proceedings proposed to be taken by the Company relating to the issuance and sale of the Offered Securities. We have also examined the Registration Statement as filed with the Commission in accordance with the provisions of the Act, and the rules and regulations of the Commission thereunder.

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We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

In expressing our opinions below, we have assumed, with your consent, that:

(a)        the Registration Statement (including any and all required post-effective amendments thereto) will have become effective under the Act and will comply with all applicable laws;

(b)        the Registration Statement (including any and all required post-effective amendments thereto) will be effective under the Act and will comply with all applicable laws at the time the Offered Securities are offered or sold as contemplated by the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable prospectus supplement(s);

(c)        no stop order suspending the effectiveness of the Registration Statement (including any and all required post-effective amendments thereto) will have been issued and remain in effect;

(d)        a prospectus supplement describing the Offered Securities and the offering thereof and complying with all applicable laws will have been prepared and filed with the Commission;

(e)        the Offered Securities will be offered and sold in the form and with the terms set forth in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable prospectus supplement(s) and the organizational documents of the Company, as applicable;

(f)        the Offered Securities will be offered and sold in compliance with all applicable federal and state securities laws and in the manner stated in the Registration Statement (including any and all required post-effective amendments thereto), the Prospectus and the applicable prospectus supplement(s);

(g)        the Company will have obtained any and all legally required consents, approvals, authorizations and other orders of the Commission and any and all other regulatory authorities and other third parties necessary to offer and sell the Offered Securities;

(h)        a definitive purchase, underwriting, sales or similar agreement (each a “Purchase Agreement”) with respect to any Offered Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

(i)       any Offered Securities or other securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed below are subject to the qualifications that we express no opinion as to the applicability of, compliance with or effect of: (i) any bankruptcy, insolvency, reorganization, preference, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally; (ii) general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; or (iii) public policy considerations that may limit the rights of parties to obtain certain remedies.

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We express no opinion as to (i) any provision providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (ii) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (iii) the securities or “Blue Sky” laws of any state to the offer or sale of the Offered Securities and (iv) the antifraud provisions of the securities or other laws of any jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.        The Company has the authority pursuant to its Second Amended and Restated Certificate of Incorporation (the “Charter”), to issue up to an aggregate of 350,000,000 shares of common stock, consisting of 250,000,000 shares of Class A common stock and 100,000,000 shares of Class B common stock. Upon adoption by the board of directors of the Company (the “Board”) of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Common Stock (including any shares of Common Stock duly issued upon the exchange or conversion of shares of Preferred Stock that are exchangeable for or convertible into shares of Common Stock or upon the exercise of Warrants or Rights and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise, with such shares of Common Stock, together with all shares of Common Stock previously issued or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 350,000,000 shares), and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement and all applicable law, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.        The Company has the authority pursuant to the Charter to issue up to an aggregate of 150,000,000 shares of Preferred Stock. When a series of Preferred Stock has been duly established in accordance with the terms of the Charter and applicable law (including the adoption by the Board and filing with, and effectiveness under, the Delaware Secretary of State of a certificate of designations establishing such series), and upon adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the issuance of shares of Preferred Stock (including any shares of Preferred Stock that are duly issued upon the exercise of Warrants or Rights and receipt by the Company of any additional consideration payable upon such exercise, with such shares of Preferred Stock, together with all shares of Preferred Stock previously issued, designated or reserved for issuance and not duly and lawfully retired, not exceeding an aggregate of 150,000,000 shares) and upon issuance and delivery of and payment of legal consideration in excess of the par value thereof in accordance with the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Offered Securities into or for which such shares of Preferred Stock may be convertible, exchangeable or redeemable), such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.        When (a) a warrant agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such warrant agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Warrants have been duly established in accordance with such warrant agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Warrants), and (c) the Warrants have been duly executed, issued and delivered against payment therefor in accordance with such warrant agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Offered Securities issuable upon exercise of the Warrants), such Warrants will be duly authorized and validly issued.

4.        When (a) a unit agreement has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the Board of a resolution duly authorizing the execution and delivery of such unit agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of the related Units have been duly established in accordance with such unit agreement and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Units), and (c) such Units have been duly executed, issued and delivered against payment therefor in accordance with such unit agreement, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding the Offered Securities underlying the Units), such Units will be duly authorized and validly issued.

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5.        When (a) a rights agreement, if any, has been duly authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the execution and delivery of such rights agreement) and duly executed and delivered by the Company, (b) the specific terms of a particular issuance of Rights have been duly established in accordance with such rights agreement, if any, and all applicable law and authorized by all necessary corporate action of the Company (including, without limitation, the adoption by the Board of a resolution in form and content as required by applicable law duly authorizing the issuance and delivery of the Rights), and (c) the Rights have been duly executed, issued and delivered against payment therefor in accordance with such rights agreement, if any, the applicable Purchase Agreement and all applicable law (and assuming the satisfaction of the conditions described in the applicable numbered paragraphs of this opinion letter with respect to our opinion regarding any Offered Securities issuable upon exercise of the Rights), such Rights will be duly authorized and validly issued.

6.        The Shares, to be issued and sold by the Company, have been duly authorized for issuance and, when issued, sold and delivered in the manner of and for consideration (of not less than par value per share of the Common Stock) in the manner contemplated by the Sales Agreement and in accordance with the resolutions duly adopted and to be duly adopted by the Board with respect to the offer, sale and issuance of the Shares, will be validly issued, fully paid and nonassessable.

This opinion is opining upon and is limited to the current federal laws of the United States and the General Corporation Law of the State of Delaware, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement, to the use of our name as the Company’s counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Sincerely,

/s/ Varnum LLP

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